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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    Each person whose signature to the Registration Statement appears below hereby appoints Marc S. Lipschultz and Christine L. Bell, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ GARY M. LOWENTHAL
------------------------------  Chief Executive Officer      December 21, 1998
      Gary M. Lowenthal           and Director

    /s/ ROBERT T. COCCOLUTO
------------------------------  Director                     December 21, 1998
     Robert T. Coccoluto

      /s/ HENRY R. KRAVIS
------------------------------  Director                     December 21, 1998
       Henry R. Kravis

     /s/ GEORGE S. ROBERTS
------------------------------  Director                     December 21, 1998
      George S. Roberts

      /s/ SCOTT M. STUART
------------------------------  Director                     December 21, 1998
       Scott M. Stuart

    /s/ MARC S. LIPSCHULTZ
------------------------------  Director                     December 21, 1998
      Marc S. Lipschultz